UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2006

SWEET SUCCESS ENTERPRISES, INC.
(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 NE Loop 410, Suite 630
San Antonio, Texas 78209
(Address of principal executive offices)

(210) 824-2496
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. .

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 25, 2006, the Board of Directors of Sweet Success Enterprises, Inc. (the “Company”) accepted the resignation of Jon Barron as a director of the Company.  Mr. Barron served on the Company’s Board of Directors since May 2005.  The resignation became effective immediately and was accompanied with a letter from Mr. Barron attached hereto as Exhibit 99.1 to this Form 8-K report.

Mr. Barron’s resignation letter states it “was prompted in large part” by concerns regarding the Company’s internal controls.  The Company agrees that it has not yet fully implemented its internal controls and has disclosed this in its Form 10-KSB filing under Item 1: Description of Business, Risk Factors, whereby the Company also disclosed that it is not currently subject to the internal control requirements as defined by Section 404 of the Sarbanes-Oxley Act of 2002.  The Company is continuing in its efforts towards meeting the mandatory requirements before the end of the year 2007.  Notwithstanding the reasons offered for his resignation, Mr. Barron has indicated in his resignation letter that he wishes to continue his consulting relationship with the Company.

At this time, the Company has no plans to appoint a replacement on the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Resignation Letter dated August 25, 2006

99.2	Supplement to Resignation Letter dated August 30, 2006

99.3	Response from Jon Barron dated August 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: August 31, 2006	By:	/s/ William J. Gallagher
William J. Gallagher
Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director